Exhibit 99.2

Euronav NV

De Gerlachekaai 20

2000 Antwerpen

Belgium

14th February 2018

Ref: cvl/20648-17

Dear Sirs,

Reference is made to the Registration Statement on Form F-4, including the proxy statement/prospectus contained therein, of Gener8 Maritime Inc (as the same may be amended or supplemented, the “Registration Statement”). We hereby consent to (i) the inclusion in the Registration Statement of our appraisal report, dated September 26, 2017, valuing 35 of the vessels of Gener8 Maritime Inc as at September 26, 2017, our appraisal report dated September 21, 2017 valuing 15 of the vessels of Euronav NV as at June 30, 2017 and our appraisal report dated September 21, 2017 valuing 49 of the vessels of Euronav NV as at September 21, 2017 (the “Reports”) and use in the Registration Statement of any of the information contained in such Reports, and (ii) all references in the Registration Statement to us, including all references to us as having provided such Reports and information. We further consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are “experts” within the meaning of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder with respect to any part of the Registration Statement.

We further advise that our role has been limited to the provision of the Reports. With respect to the Reports, we advise you that:

•	Valuations may be based on brokers’ estimates or subjective brokers’ opinions (especially where no comparable ship has been sold recently) supplied to Clarkson Valuations Limited;

•	Valuations are prepared with reference to a specific point in time and do not provide a guide to values on any other date:

•	Valuations from other appraisers may vary from ourselves;

/s/ Michael Garlick	/s/ Andrew Johnson
For and on behalf of	For and on behalf of
Clarkson Valuations Limited	Clarkson Valuations Limited
Name: Michael Garlick	Name: Andrew Johnson
Title: Director	Title: Authorized Signatory

Clarkson Valuations Limited
Registered office address: Commodity Quay, St Katharine Docks, London, E1W 1BF, UK. England No 3354934
T: +44 (0) 20 7334 0000 www.clarksons.com

Quality system registered under ISO 9001, Certified by BSI, Licence Number FS 30573
VAT Number: GB 245 9035 56